Exhibit 10.4

Management Service Agreement

THIS AGREEMENT is made the 1st April 2026 between

(1)	Goldford Informatics Limited whose registered office is situate at Unit B, 1/F., Po Sing Mansion, 157 Kowloon City Road, Kowloon, Hong Kong. (“Goldford”) and

(2)	Web3hub Global Company Limited whose registered office is situate at Unit B, 1/F., Po Sing Mansion, 157 Kowloon City Road, Kowloon, Hong Kong. (“Web3hub”)

WHEREBY Goldford shall provide management service (“Management Service”) to Web3hub Pursuant to the following terms and conditions:

1.	Scope

Management Service includes the provision of office space, utilities and office overheads.

2.	Term

One year commencing from 1st April 2026.

3.	Management service fee

In consideration of the provision of Management Service by Goldford, Web3hub shall pay a fixed management service fee to Goldford at an amount of Hong Kong dollars Two Thousand Five Hundred and Ninety (HK$2,590) per month, payable in arrear at the end of each calendar month. Basis of calculation of the management service fee is detailed in Schedule 1 as attached.

4.	Termination

Either party may terminate this Agreement by giving one month written notice to the other party.

/s/ Lam Chi Wai	/s/ Wong Chung Long
Signed by: LAM CHI WAI	Signed by: WONG CHUN LONG
Title: Director	Title: Director
Goldford Informatics Limited	Web3hub Global Company Limited

SCHEDULE 1

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